STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made as of December 28, 2016, but effective as of December 20, 2016, by JayHawk Energy, Inc., a Nevada corporation ("Pledgor”), for the benefit of Kelly Stopher, a married individual, (“Pledgee”) and Cameron Sutherland, PLLC, a Washington professional limited liability company, having an office at 421 W. Riverside Ave., Suite 660 Spokane, WA 99201 (the “Escrow Agent”).

RECITALS:

1.

Subject to either a reverse split of its equity securities or an increase in the authorized capital of Pledgor, Pledgor has good and marketable title to the authorized and unissued Common Stock of Pledgor. Pledgee acknowledges the validity of the aforementioned representation is subject to either a reverse split or increase in the authorized capital of Pledgor.

2.

The Pledgor has executed a Convertible Promissory Note (the “Note”) in the amount of One Hundred Seventy-Seven Thousand One Hundred Seventy-Three and 49/100 Dollars 100ths ($177,173.49), on even date herewith for the benefit of Pledgee.

3.

As additional collateral and security the Pledgor has agreed to pledge its ownership of Three Hundred Fifty Thousand (350,000) shares of Common Stock of the Pledgor to Pledgee.

4.

The Pledgor has agreed to pledge to the Pledgee the Common Stock, on the terms and conditions set forth below, to secure the full performance of the Pledgor's obligations under the Note and this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

1.

Definitions.

(a)

Certificates. The term "Certificates" means the certificates evidencing ownership of the Collateral.

(b)

Collateral. The term "Collateral" means Three Hundred Fifty Thousand (350,000) shares of Common Stock of the Company.

(c)

The Company. The term "Company" means JayHawk Energy, Inc., a Nevada corporation.

(d)

Cure Period. The term "Cure Period" shall having the meaning set forth in the Note.

(e)

Default or Event of Default. The term "Default" and “Event of Default” shall have the meaning set forth in the Note.

(f)

Note. The term "Note" means that certain Convertible Promissory Note with an effective date of December 20, 2016, the amount of One Hundred Seventy-Seven Thousand One Hundred Seventy-Three and 49/100 Dollars 100ths ($177,173.49), tendered by the Pledgor to the Pledgee.

2.

Pledge of Shares and Creation of Security Interest. The Pledgor pledges the Collateral to the Pledgee to secure the full and punctual payment and discharge of the Note, and grants to the Pledgee a continuing security interest in the Collateral.

3.

Escrow Agent. The Pledgor and the Pledgee appoint the law firm Cameron Sutherland, PLLC to serve as Escrow Agent. The Pledgor agrees to deposit the Certificates, together with a stock power endorsed in blank for each Certificate, with the Escrow Agent within thirty (30) business days of, either (i) the Pledgor having completed a reverse split of its equity securities, or (ii) increasing its authorized capital such that it can issue the Certificate.

4.

Covenants and Warranties of Pledgor.  The Pledgor covenants and warrants as follows:

(a)

Payment of Indebtedness. The Pledgor will promptly pay the Note amounts when due. In doing so, the Pledgor shall comply fully with all terms and provisions of the Note and this Agreement, and any other related documents.

(b)

Ownership of Collateral. The Pledgor has marketable title to the Collateral, free from prior liens, encumbrances, or pledges of any kind, subject to the following: The Pledgee confirms its understanding that Pledgor has insufficient authorized capital to issue Common Stock evidenced by a Certificate and until such time as the Pledgor has sufficient authorized capital this Agreement shall constitute an unperfected security interest in the Collateral.

(c)

Liens. The parties will neither create nor permit the creation of any lien or other encumbrance of the Collateral without each party’s the prior written consent.

(d)

Transfers. The parties will neither make nor permit any transfer of the Collateral, except as provided in this Agreement, without each party’s prior written consent.

(e)

Placement of Legend. The Pledgor shall place a legend on the Certificates stating that the shares represented by the Certificates are subject to the restrictions imposed by state and federal securities laws and this Agreement.

(f)

Maintain Corporation Existence. The Pledgor shall cause the Company to maintain its corporate existence and comply with all applicable federal, state, or local statutes and regulations.

(g)

Merger or Sale of Assets. The Pledgor shall not permit the Company to enter into any merger agreement or to sell or lease all or substantially all of its assets without prior written notice to Pledgee.

5.

Duties of Pledgee. The Pledgee covenants and warrants as follows:

(a)

Return of Collateral. The Pledgee shall ensure the return of the Collateral to the Pledgor upon the complete and satisfactory performance of the Note. If the Pledgee or Escrow Agent refuses to return the Collateral within five (5) business days of full repayment of the Note the Certificates evidencing the Collateral will be automatically cancelled and the Company will pursue legal action against the party refusing to return the Collateral.

(b)

Protection of Collateral. Pledgee and/or the Escrow Agent shall not sell the Collateral or engage in any acts which will cause or contribute to the depreciation of the value of the Collateral, other than to take action necessary to levy upon the Collateral pursuant to a Default.

6.

Exercise of Shareholder Rights.

(a)

Receipt of Dividends and Distributions. As long as the Pledgor is not in Default, the Pledgor shall have the right to receive and retain any dividends or other distributions approved and paid on the Collateral.

(b)

Right to Vote. As long as the Pledgor is not in Default, the Pledgor may vote the Collateral for all purposes allowed within the restrictions set by this Agreement, the Note, and related documents.

(c)

Compliance with Securities Laws. The requirements of the federal securities laws, applicable blue sky or other state securities laws, and similar laws analogous in purpose or effect may limit the Pledgee's actions if the Pledgee elects, following a Default, to dispose of any part of the Collateral, and also may limit the subsequent transferee's ability to transfer the Collateral. Accordingly, the Pledgee agrees that if the Pledgee sells the Collateral at any public or private sale, the Pledgee will sell only to a buyer who will give further assurances, reasonably satisfactory in form and substance to Pledgor and its counsel, to the effect that the sale is exempt from registration under the federal Securities Act of 1933, as amended, and under applicable state securities laws.

7.

Default and Return of Collateral.

(a)

Notice of Default and Cure. The Pledgee shall deliver notice of any Default to the Pledgor and to the Escrow Agent. The Pledgor shall have the right to cure any Default specified under the Note. If the Pledgor fails to cure a Default as described in the Note, then, after expiration of such applicable cure period, the Pledgee may pursue any and all remedies provided in this Agreement.

(b)

Pledgee May Register Shares. Should a Default occur, upon expiration of any applicable cure period, the Pledgee may, immediately upon receipt of the Certificates and stock powers from the Escrow Agent, cause the Collateral to be transferred to the Pledgee's name on the stock records of the Company and may exercise any right normally incident to the ownership of the Collateral.

(c)

Sale of Collateral. Upon receipt of the Certificates and stock powers, the Pledgee may sell all or any part of the Collateral at public or private sale. The Pledgor may purchase all or any part of the Collateral at the sale. Proceeds of any sale shall be applied first to pay all costs and expenses related to the Default and sale of the Collateral, including all attorneys' fees and the costs and expenses of the Escrow Agent, and second, to pay all amounts owed on the Note on the date of sale. The balance of the proceeds, if any, shall be remitted to the Pledgor.

(d)

Remedies Cumulative. Upon Default, the Pledgee shall have all rights available to the Pledgee at law or in equity, including all rights available under the Commercial Code of Nevada, and all rights and remedies granted under this Agreement, the Note, and any related documents. These rights and remedies shall be cumulative, and may be exercised singly or concurrently with all other rights and remedies the Pledgee may have.

8.

Duties of Escrow Agent. The obligations and duties of the Escrow Agent are confined to those specifically enumerated in the following escrow instructions:

(a)

Retain Certificates. The Escrow Agent shall retain possession of the Certificate(s) and the stock powers, as agent of both the Pledgor and the Pledgee, until the Note has been fully paid and all of the Pledgor's duties under the Note have been performed, or until delivery of the Certificates and stock powers pursuant to paragraph (c) below.

(b)

Notice to Escrow Agent upon Default. In the event of a Default, the Pledgee shall give written notice of the Default to the Pledgor and to the Escrow Agent.

(c)

Delivery of Collateral. If the Escrow Agent has received satisfactory evidence that written notice of Default has been delivered to the Pledgor, then, upon expiration any applicable cure period described in the Note, the Escrow Agent shall deliver the Certificates and stock powers to the Pledgee, unless prior to the expiration of such cure period the Pledgor has notified the Pledgee and the Escrow Agent to withhold delivery of the Certificates and stock powers to the Pledgee.

(d)

Agent May Withhold Delivery. Should the Pledgor notify the Escrow Agent to withhold delivery of the Collateral to the Pledgee, the Escrow Agent shall not deliver the Collateral to either party until the controversy is settled by written agreement of the parties, by an order or decree of a court of competent jurisdiction, or by the delivery of a certificate of an arbitration decision.

(e)

Controversies with Third Parties. If any controversy arises between the Pledgor or the Pledgee and a third party, the Escrow Agent shall not be required to determine the controversy or to take any action. The Escrow Agent may await the settlement of any controversy by final, appropriate, legal proceedings, by written agreement, or by the certificate of an arbitration decision before taking any action with regard to the Collateral.

(f)

Agent Institutes Legal Proceedings. The Escrow Agent may institute interpleader or other appropriate legal proceedings in connection with determining how and when to distribute the Collateral if the parties have failed to act for one hundred twenty (120) days after the Escrow Agent receives notice of Default under Paragraph (b) above.

(g)

Agent Not Liable. The Escrow Agent shall not be liable for any loss which may occur by reason of false representations or other actions of the Pledgor or the Pledgee. The Escrow Agent shall not be liable for the exercise of its discretion in any particular manner except in instances of gross negligence or willful misconduct by the Escrow Agent.

(h)

Division of Agent's Fees. The Pledgor and Pledgee share in the payment of the fees and charges of the Escrow Agent in connection with this Agreement. The fee agreed upon for the Escrow Agent's services is the fee normally charged by the Escrow Agent for its services at its customary hourly rates for time spent in connection with the escrow, which shall not exceed $300 per hour without the prior written consent of the Pledgor and Pledgee.

9.

Arbitration.  Any dispute concerning the release of the Collateral from escrow or arising out of the sale or transfer of the Collateral pursuant to Section 7(c) of this Agreement will be settled by arbitration as set forth in the Note. No legal right of action may arise out of any such dispute until arbitration has been completed. Each party, however, will have full access to the courts to compel compliance with these arbitration provisions, to enforce an arbitration award, or to seek injunctive relief, whether or not arbitration is available or under way.

10. Termination of Agreement. This Agreement shall remain in effect until the obligations under the Note have been discharged in full, at which time it shall terminate, and the Escrow Agent shall return the Collateral to the Pledgor or its assigns.

11. Miscellaneous.

(a)

Waiver. No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against which the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

(b)

Notice. Any notice or other communication required or permitted under this Agreement shall be in accordance with the notice provision in the Note.

(c)

Modifications to be in Writing. To be effective, any modification to this Agreement must be in writing signed by all parties to the Agreement.

(d)

Agreement Binding upon Successors and Assigns. This Agreement shall bind the Pledgor and its successors and assigns. All rights, privileges, and powers granted to the Pledgee under this Agreement shall benefit the Pledgee and its successors and assigns.

(e)

Assignment of Agreement. At any time, the Pledgee may assign or transfer any of its rights or powers under this Agreement to any person or entity. The Pledgor may not transfer its rights, duties, or obligations under this Agreement without the prior written consent of the Pledgee.

(f)

Further Assurances. Both the Pledgor and the Pledgee agree to take any further actions and to make, execute, and deliver any further written instruments which may be reasonably required to carry out the terms, provisions, intentions, and purposes of this Agreement.

(g)

Attorneys' Fees and Costs. If the Pledgor or the Pledgee institutes legal proceedings, other than an arbitration as provided under Section 9, to settle any controversy arising under this Agreement, then the prevailing party shall be entitled to reasonable attorney’s fees and costs.

(h)

Governing Law. This Agreement shall be enforced, governed, and construed in all respects in accordance with the substantive and procedural laws of the State of Nevada.

(i)

Venue. The parties to this Agreement agree that the proper venue of any action on this Agreement shall be in the City of Las Vegas, Clark County, Nevada.

(j)

Severability. If any provision of this Agreement or any application of any provision is determined to be unenforceable, the remainder of this Agreement shall be unaffected. If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

(k)

Headings. Headings used in this Agreement have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Agreement.

(l)

References. Except as otherwise specifically indicated, all references in this Agreement to numbered or lettered sections or subsections refer to sections or subsections of this Agreement. All references to Exhibits refer to Exhibits attached to this Agreement. All references to "this Agreement," or to any Exhibit to this Agreement, shall include any subsequent amendments to this Agreement, or to the Exhibit, as the case may be.

(m)

Number and Gender. When required by the context, the word "it" will include the plural and the word "its" will include the singular; the masculine will include the feminine gender and the neuter, and vice versa; and the word "person" will include corporation, inn, partnership, or other form of association.

(n)

Counterparts. This Agreement may be executed in any number of counterparts, including via DocuSign, each of which will be deemed to be an original and all of which together will constitute a single agreement.

(o)

Entire Agreement. This Agreement, the Note and any related documents represent the entire understanding of the parties with respect to the subject matter of the Agreement. There are no other prior or contemporaneous agreements, either written or oral, among the parties with respect to this subject.

EXECUTED AND DELIVERED, as of the date first above written.

PLEDGOR:

/s/ Scott Mahoney

______________________________

JayHawk Energy, Inc.

By: Scott Mahoney

Its: Interim President & Chief Executive Officer

PLEDGEE:

/s/ Kelly Stopher

______________________________

Kelly Stopher, Individually

ESCROW AGENT:

/s/ Shayne Sutherland

_______________________________

Cameron Sutherland, PLLC

By: Shayne Sutherland

Title: Manager/Member